TWENTY-FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT
THIS TWENTY-FIRST AMENDMENT effective as of the last date in the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of August 13, 2024, as amended (the “Agreement”), is entered into by and between ETF OPPORTUNITIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs and take into account present circumstances; and

•Ai Funds Downside Defense AI-Managed ETF
•Ai Funds High Conviction US Equity AI-Managed ETF
•Ai Funds Multi Crypto Coin AI-Managed ETF
•Hedgeye Index Adds ETF
•Tuttle Capital Concentrated Memory Stack ETF
•Tuttle Capital Equity Plus Tail Risk ETF
•Tuttle Capital Innovation 100 0DTE Income and Hedge ETF
•Tuttle Capital Memory Stack Income Blast ETF

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to remove the following ETFs and take into account present circumstances; and

•REX Bitcoin Corporate Treasury Convertible Bond ETF
•T-REX 2X Long ARM Daily Target ETF
•T-REX 2X Long AXON Daily Target ETF
•T-REX 2X Long BKNG Daily Target ETF
•T-REX 2X Long BULL Daily Target ETF
•T-REX 2X Long BKNG Daily Target ETF
•T-REX 2X Long UPXI Daily Target ETF

WHEREAS, the parties desire to amend Exhibit A to the Agreement to reflect the following name changes; and

•HCM Large Cap Growth ETF (f/k/a Highland Capital Large Cap Growth ETF)
•HCM Large Cap Value ETF (f/k/a/ Highland Capital Large Cap Value ETF)
•TappAlpha S&P 500 Growth & Daily Income ETF (f/k/a TappAlpha SPY Growth & Daily Income ETF)
•T-REX 2X Long SOL Daily Target ETF (f/k/a T-REX 2X Long Solana Daily Target ETF)

WHEREAS, Section 13(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:
Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.
ETF OPPORTUNITIES TRUST    U.S. BANCORP FUND SERVICES, LLC

By:    /s/ David Bogaert        By:    /s/ Elizabeth Scalf
Name:    /s/ David Bogaert        Name:    Elizabeth Scalf
Title:    President        Title:    Senior Vice President
Date:    May 18, 2026                Date:    May 18, 2026

Exhibit A
Transfer Agent Servicing Agreement
Separate Series of ETF Opportunities Trust
Name of Series:

Hedgeye Capital Allocation ETF
Hedgeye Quality Growth ETF
IDX Alternative FIAT ETF
OTG Latin America ETF
REX Crypto Equity Premium Income ETF
REX IncomeMax IBIT Strategy ETF
REX-Osprey™ BONK ETF
REX-Osprey™ BTC ETF
REX-Osprey™ DOGE ETF
REX-Osprey™ ETH + Staking ETF
REX-Osprey™ SOL + Staking ETF
REX-Osprey™ TRUMP ETF
REX-Osprey™ XRP ETF
SMI 3Fourteen REAL Asset Allocation ETF
TappAlpha S&P 500 Growth & Daily Income ETF
T-Rex 2X Long DJT Daily Target ETF
T-Rex 2X Long GME Daily Target ETF
T-Rex 2X Long HOOD Daily Target ETF
T-Rex 2X Long RBLX Daily Target ETF
T-Rex 2X Long SNOW Daily Target ETF
T-REX 2X Long XXI Daily Target ETF
T-REX 2X Long CRWV Daily Target ETF
T-REX 2X Long SMR Daily Target ETF
Tuttle Capital AI in Healthcare ETF
Tuttle Capital DeepSeek Global AI Innovation and Disruption ETF
Tuttle Capital MSTR 0DTE Covered Call ETF
Tuttle Capital NVDA 0DTE Covered Call ETF
Tuttle Capital Quantum Computing AI Powered Covered Call ETF
Tuttle Capital TSLA 0DTE Covered Call ETF
Tuttle Capital No Bleed Tail Risk ETF
T-Rex 2X Long CRCL Daily Target ETF
T-REX 2X Long GLXY Daily Target ETF
TappAlpha Innovation 100 Growth & Daily Income ETF
T-REX 2X Long BMNR Daily Target ETF
T-Rex 2X Long AFRM Daily Target ETF
Tuttle Capital Bitcoin 0DTE Covered Call ETF

T-REX 2X Long KTOS Daily Target ETF
T-REX 2X Long TTD Daily Target ETF
T-REX 2X Inverse CRWV Daily Target ETF
T-REX 2X Inverse CRCL Daily Target ETF
T-REX 2X Long SPOT Daily Target ETF
Tuttle Capital Government Grift ETF
AQE Core ETF
Hedgeye 130/30 Equity ETF
Hedgeye Fourth Turning ETF
T-REX 2X Long DOGE Daily Target ETF
T-REX 2X Long SBET Daily Target ETF
T-REX 2X Long SOL Daily Target ETF
T-REX 2X Long SUI Daily Target ETF
T-REX 2X Long XRP Daily Target ETF
REX-Osprey™ BNB + Staking ETF
HCM Large Cap Growth ETF
HCM Large Cap Value ETF
Applied Finance IVS International Large ETF
Applied Finance IVS International SMID ETF
T-REX 2X Long CIFR Daily Target ETF
T-REX 2X Long BTBT Daily Target ETF
GSR Crypto Core3 ETF
GSR Crypto StakingMax ETF
GSR Digital Asset Treasury Companies ETF
GSR Ethereum Staking Opportunity ETF
GSR Ethereum YieldEdge ETF
TDAQ Lift ETF
TSPY Lift ETF
Tuttle Capital Magnificent 7 Income Blast ETF
Tuttle Capital Meme Stock Income Blast ETF
Tuttle Capital Palantir Income Blast ETF
Tuttle Capital Tesla Income Blast ETF
Tuttle Capital NVIDIA Income Blast ETF T-REX 2X Long ABTC Daily Target ETF
T-REX 2X Long EOSE Daily Target ETF
T-REX 2X Long HSDT Daily Target ETF
T-REX 2X Long APH Daily Target ETF
T-REX 2X Long FIGR Daily Target ETF
T-REX 2x Long GRNY Daily Target ETF
T-REX 2X Long PAAS Daily Target ETF
T-REX 2X Long RDW Daily Target ETF
T-REX 2X Long SNDK Daily Target ETF
Tuttle Capital UFO Disclosure ETF

Tuttle Capital Space Industry Income Blast ETF
Tuttle Capital Robotics Income Blast ETF
Hedgeye Brightside Family Office ETF
T-REX 2X Long AREC Daily Target ETF
T-REX 2X Long TMQ Daily Target ETF
REX-Osprey Top 10 Capped Weightings Crypto Index ETF
REX-Osprey Top 10 Crypto Index ETF
REX-Osprey Top 10 Ex-BTC Crypto Index ETF
T-REX 2X Long LITE Daily Target ETF
T-REX 2X Long ASTS Daily Target ETF
Ai Funds Downside Defense AI-Managed ETF
Ai Funds High Conviction US Equity AI-Managed ETF
Ai Funds Multi Crypto Coin AI-Managed ETF
Hedgeye Index Adds ETF
Tuttle Capital Concentrated Memory Stack ETF
Tuttle Capital Equity Plus Tail Risk ETF
Tuttle Capital Innovation 100 0DTE Income and Hedge ETF
Tuttle Capital Memory Stack Income Blast ETF